LSI LOGIC CORPORATION
                      ASIC DESIGN AND DEVELOPMENT AGREEMENT


     This ASIC DESIGN AND DEVELOPMENT AGREEMENT (referred to herein, together with all exhibits and addenda hereto and together with any and all orders placed hereunder, as the "Agreement") is entered into by and between LSI LOGIC CORPORATION ("LSI") of 1551 McCarthy Blvd., Milpitas, CA 95035 (attn: General Counsel) (Fax: (408) 433-6896) and InterDigital Communications Corporation ("Customer"), of 833 Northern Blvd., Great Neck, NY 11021 (attn: ____________) (Fax: (___) ______-_______) and effective as of________________, 1996
("Effective Date").

1  SCOPE

     Customer and LSI intend to develop an application specific integrated circuit ("ASIC") products. In so doing LSI will provide Customer with engineering support and assistance and Customer will cooperate with LSI in the use of LSI's materials and information. This Agreement sets forth the common terms and conditions pursuant to which such ASIC products will be designed, developed and prototyped by LSI for Customer. This Agreement does not, however, govern the terms and conditions by which LSI may license to Customer LSI Design Tools, defined below, nor the terms and conditions by which LSI may grant Customer access to LSI CoreWare(TM). The ASIC subject to this Agreement is the Product, defined below at Section 2.7. New Products may be added from time to time by written amendment to this Agreement signed by authorized representatives of both parties.

2  DEFINITIONS

     The following terms shall have the meanings as defined below:

     2.1 "Customer Specifications": Any information supplied by Customer, including, but not limited to, software, schematics, netlists, microcode, designs or techniques, that is accepted by LSI and is utilized in the design of or otherwise incorporated into a Product.

     2.2 "ECR": An engineering completion report in form and content as used by LSI to document completion of the pre-layout simulation milestone of the SOW and to record Customer's acknowledgment of satisfactory completion of all work through that milestone. ECR is also used to designate the milestone occurring at signoff of such report.

     2.3 "LSI Design Tools": Any LSI computer aided design software (including libraries) utilized

299
                                        1
by LSI for the purpose of the design or test of ASIC designs, as updated and enhanced from time to time. LSI Design Tools include, among others, C-MDE(TM) design tools, Silicon 1076(TM) design tools, and the Compacted Array(TM), Embedded Array(R), cell-based, and rad-hard families of libraries.

     2.4 "CDR": A performance approval report in a form regularly used by LSI to document the critical design review milestone of the SOW (at completion of the post-layout simulation) and to record Customer's acknowledgment of satisfactory completion of all work through that milestone. CDR is also used to designate the milestone occurring at signoff of such report.

     2.5 "NRE": Non-recurring engineering services to be rendered by LSI for Customer in connection with development of a Product pursuant to the SOW relating to that Product.

     2.6 "PDR": Preliminary design review, the initial milestone following acceptance of the purchase order for NRE services.

     2.7 "Product(s)": Any ASIC device described in Exhibit A hereto (as may be amended by written agreement of the Parties) that is designed or to be designed for verification on LSI Design Tools and manufactured and tested by LSI. Products include prototypes and pre-production units.

     2.8 "SOW": A statement of work, attached hereto as Exhibit B (as may be amended by written agreement of the Parties), including milestones, that identifies the design activities in which the parties intend to engage for the purpose of developing a particular Product.

3    PRODUCT DESIGN AND APPROVAL

     3.1 NRE Services. Subject to the terms and conditions of this Agreement, LSI will exercise reasonable diligence in performing the design activities as set forth in that SOW which is applicable to each Product. Customer will assist and cooperate with LSI in accordance with this SOW.

     3.2 Design and Development Operating Rules. Any data relating to a Product design that Customer is to furnish to LSI must be compatible with LSI Design Tools, by which LSI will verify all design and engineering work. All design milestone and prototype delivery schedules are estimates only. The sign-off of LSI's ECR and of its CDR by Customer's responsible managing engineer or by any other authorized employee of Customer shall serve as conclusive expressions of Customer's acceptance of successful completion of those respective development milestones.

     3.3 Design Changes. Customer may request changes to any Product design during the course of the SOW. Upon receipt by LSI of any such request made by Customer in writing, LSI shall promptly inform Customer of the affect on the SOW, the estimated completion of the design work to incorporate any requested changes and the increase, if any, in the price for such Product. LSI may, however,

299
                                        2
continue work without regard to the requested change until LSI and Customer have agreed in writing to adjustment in price and estimated completion date terms, unless Customer specifically notifies LSI in writing to halt work.

     3.4 Prototypes. Upon completion of the SOW activities, LSI shall deliver to Customer ten (10) prototype devices of each Product ("Prototypes"). Customer may for a fee order additional Prototypes at any time until five (5) working days prior to CDR signoff. LSI shall use reasonable efforts to deliver these devices within two (2) weeks of initial estimated Prototype shipment date.

     3.5 Price and Payment. With respect to each Product, in consideration for the NRE services and ten (10) prototype units as above-described, Customer shall pay LSI the "Total NRE Price" in the amount set forth in Exhibit C hereto applicable to such Product as well as such other sums for special services as are separately listed or referenced in Exhibit C. Milestone amounts per the schedule set forth in Exhibit C shall accrue and be invoiced at the applicable milestones. Payment shall be due thirty (30) days after invoice date, subject to approval of Customer by LSI's Credit Department; provided, however, that LSI's Credit Department may require different terms at any time that Customer is fifteen (15) days late in making a payment on an invoice or has filed against it a petition in bankruptcy or receivership.

4  PRODUCTION

     4.1 Purchase and Sale of Production Units. LSI shall have no obligation to manufacture or deliver any production units (except for Prototypes and units sold under a separate written Risk/Pre-Production Agreement between the parties) unless and until: (i) Customer has delivered to LSI completed standard LSI Prototype Approval and Production Release Authorization forms for the Product signed by an authorized representative of Customer, and (ii) Customer and LSI have agreed upon terms regarding quantity, price, and delivery (either in this Agreement, by addendum to it or otherwise), Customer has issued a written purchase order consistent with such agreed terms, and (iii) LSI has acknowledged and accepted the purchase order in a signed writing. LSI agrees that it will not reject any such purchase orders, except for reasonable business considerations.

     4.2 Price Subject to Article 4.3, LSI agrees to sell production units to Customer for volume purchases to be delivered during 1996 as set forth in Exhibit C. The prices for deliveries during 1997 and beyond are conditional on the following: In the event of significant increases or decreases in the market price of metals, fuels, raw materials, equipment and other production costs, LSI shall have the right and Customer will have the obligation to renegotiate in good faith the price of the goods hereunder not yet shipped, and if agreement is not reached, either party shall have the right to cancel the Purchase Order without liability.

     4.3 Commercial Production LSI agrees that for a period of five (5) years from the delivery of the first production unit, it will sell production quantities of the Products to Customer as set forth herein.

299
                                        3

5  PRODUCT ACCEPTANCE

     5.1 Acceptance. Customer shall accept any Prototype ordered by it that conforms to the specifications and the test parameters contained or incorporated in the applicable ECR and CDR. Failure by Customer to give written notice of rejection within sixty (60) days of shipment shall be conclusively deemed to be acceptance following inspection, but shall not constitute a waiver of latent defects. Customer recognizes that its acceptance of Prototypes greater than 30 days into the acceptance period, may adversely impact the delivery schedule for additional Prototypes, preproduction units, and production units. Consequently, Customer agrees that LSI will not be considered in breach of this Agreement if its failure to deliver preproduction units, production units and additional Prototypes, is directly attributable to the length of time it has taken to accept Prototypes. If Customer has not previously accepted the corresponding Prototypes, LSI does not warrant that any additional Prototypes, preproduction units, or production units will conform under normal use to the specifications and test parameters in the ECR and CDR, although LSI does warrant that such units will be free from defects in material and workmanship as set forth in
Article 10.

     5.2 Non-conforming Product. Should Customer notify LSI within said sixty
(60) day period that the Product is non-conforming, then Customer, upon receipt of authorization from LSI, shall promptly return the nonconforming Product to LSI in accordance with the LSI material return procedure, accompanied by a written explanation of the reasons for the return. Freight and handling costs associated with returned Product that are later determined to be conforming, shall be borne by the Customer.

6  TERMINATION FOR CONVENIENCE; RESCHEDULING RIGHTS.

     6.1 Prior to Prototype Approval. Prior to the delivery of Prototypes, Customer, for its own convenience, may notify LSI in writing of its intent to terminate the design and engineering work under the applicable SOW for any Product, whereupon LSI shall cease further work in connection with the Product and invoice the Customer for the percentage of the total NRE price specified below. Customer shall pay the invoiced amount within thirty (30) days of invoice date. Customer may terminate work on any single Product without effect on the work being performed with respect to any other Product.

                                                       Then the applicable
       If notice of termi-                             percentage of total
       nation is given:                                   NRE owing is:
       ----------------                                   -------------

     a)  After APO but before
         commencement of work                                   5%
     b)  After commencement of
         work but before PDR                                   20%
     c)  After PDR but before ECR                              50%
     d)  After ECR but before CDR                              80%
     e)  After CDR                                            100%

299
                                        4

7  TERM AND TERMINATION

     7.1 Termination for Default. The non-defaulting Party may give the defaulting party notice of its intention to exercise its rights under this
Article 7.1 if the defaulting Party violates any material provision of this Agreement. Unless the defaulting Party commences efforts to cure the default within ten days of receiving the non-defaulting Party's notice, diligently and continuously pursues such cure to completion and completes the cure within sixty
(60) days (excluding a default that is non-monetary), the non-defaulting Party shall have the right at its option to: (a) suspend performance or payment, in whole or in part, until such default is cured; (b) terminate the Agreement or purchase orders placed under the Agreement, in whole or in part, or (c) employ a combination of (a) and (b).

     7.2 Insolvency. Should either Party: (a) become insolvent; (b) make an assignment for the benefit of creditors; (c) file a petition in bankruptcy; (d) institute any proceedings for liquidation or winding up; or (e) have filed against it a petition in bankruptcy or receivership and fail within sixty (60) days to obtain the dismissal of the same, then the other Party may, in addition to other rights and remedies it may have, terminate the Agreement or any purchase orders placed under the Agreement immediately by written notice.

     7.3 Discontinued Designs. Subject to Article 4, LSI may at any time cease production of a Product in a particular manufacturing process technology. After the five year volume commitment in Article 4.3 expires, LSI may at any time cease production of a Product, provided that it will notify Customer in advance of discontinuing such Product to give the Customer an opportunity to make a lifetime buy.

8  PROPERTY RIGHTS

     8.1 Any information supplied by Customer, including, but not limited to, software, schematics, netlists, microcode, designs or techniques ("Customer Design") that is provided to LSI and concerns the design of or is otherwise incorporated into a Product shall remain the property of Customer.

     8.2 Subject to section 8.3, below, LSI will not use the Customer Design or any customized ASIC netlist, database, test vectors, or tooling, generated exclusively for the Product in the course of development, other than for the manufacture of Products for Customer or its licensees with Customer's consent. Customer acknowledges and agrees that place and route data, database tapes, mask sets and other customized data relating to the Product contain proprietary information of LSI as well as of Customer, and such materials shall, therefore, be held at all times in LSI's custody. If so requested by the Customer, however, LSI shall destroy any such materials produced for Customer and shall provide it with certification of destruction.


299
                                        5

     8.3 LSI disclaims, and upon Customer request for LSI's then-standard fee shall register with the United States Copyright Office in Customer's name, any mask work rights in the customized interconnects between LSI-furnished library elements embodied in the Product; PROVIDED, HOWEVER, that LSI or its licensors shall retain and have all intellectual property rights (including, without limitation, mask work rights) associated with any and all circuitry design components and process technology furnished by LSI in connection with the design, development or manufacture of the Product(s), including, but, not limited to, (I) all base array layers, (ii) all LSI-licensed library elements (including, without limitation, any megafunctions or macrocells), and (iii) all LSI-furnished modifications of any such library elements.

     8.4 If in the course of performance under this Agreement LSI discovers any process, pattern, device or other invention, LSI shall be deemed the owner of such invention. If in the course of designing or developing a Product Customer discovers any process, pattern, device or other invention, LSI shall automatically be granted a fully paid, perpetual worldwide license to use such invention in connection with the manufacture of the Product by LSI for Customer. In the event any such invention is jointly discovered by the parties, the parties shall be deemed joint owners of such invention and shall have the right to use and sublicense the same without accounting to each other.

9  INFRINGEMENT

     9.1 Except as set forth in Section 9.3, below, and subject to the conditions and limitations stated in this Agreement, LSI agrees at its expense to defend and indemnify Customer from and against any liability, damages, cost, and expense (including attorney's fees) arising out of any and all claims, demands and actions ("Claims") arising out of or relating to any alleged infringement of patents, copyrights, or mask work rights, owned by third parties by any Product purchased by Customer from LSI, or for any alleged disclosure or misuse by LSI of trade secrets of a third party in connection with the design or production of any Product. In addition, LSI agrees to pay any money damages awarded against Customer attributable solely to any such infringement, disclosure or misuse. As a condition of such defense and indemnification Customer shall give LSI prompt written notice of any such Claims, full authority to defend and settle such Claims and all reasonable assistance to LSI (at LSI's expense) as may be requested by LSI. If, as a result of a Claim, Customer becomes enjoined from selling or using the Product, LSI shall, at its election, (i ) procure for Customer the right to sell and use the Product, (ii) provide Customer with replacement Product that is non- infringing and meets the same functional specifications as the Product, or (iii) if LSI cannot procure such rights or furnish such replacement Product on commercially reasonable terms, then refund to Customer the full purchase price actually paid for the infringing Product purchased from LSI that Customer is enjoined from disposing of. THIS SECTION STATES THE ENTIRE LIABILITY OF LSI AND THE EXCLUSIVE REMEDY OF CUSTOMER WITH RESPECT TO INFRINGEMENT. EXCEPT AS EXPRESSLY STATED IN THIS SECTION 9.1, ALL WARRANTIES AGAINST INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS, STATUTORY, EXPRESS OR IMPLIED ARE HEREBY DISCLAIMED.

     9.2 LSI shall only be required to indemnify Customer for Claims in the following countries: 1) the

299
                                        6

European Economic Community (EEC); 2) Japan; 3) the United States; 4) any country to which LSI has shipped to or for Customer the particular integrated circuit that is the subject of the Claim; and 5) any country to which LSI has shipped commercial volumes of any ASIC during the twenty four (24) months immediately prior to the date Customer gives written notice of a Claim to LSI. In addition, the Parties agree to negotiate whether they will add additional countries to this list as Customer's business expands.

     9.3 LSI shall have no obligation to indemnify or hold Customer harmless with respect to any Claim of infringement, disclosure or misuse of any intellectual property rights arising out of or relating to either (i) the combination of one or more LSI library elements with any other circuitry in the design of any Product, (ii) the combination or incorporation of any Product or of elements of any Product supplied by LSI with any other product, end item, or subassembly, or (iii) use or incorporation in any Product of any design, technique or specification furnished by Customer. Furthermore, Customer will defend and indemnify LSI from and against any liability, damages, cost or expense (including attorney's fees) arising out of any such Claim asserted against LSI arising out of or relating to any act or condition described in clauses ( I), (ii) or (iii) of the preceding sentence; provided, however, that such duty of indemnity shall conditioned upon LSI giving Customer prompt written notice of any such Claims, full authority to defend and settle such Claims and all reasonable assistance to Customer (at Customer's expense) as may be requested by Customer.

10   LIMITED WARRANTY

     10.1 Limited Warranty. LSI warrants that the Prototypes manufactured by LSI will conform under normal use to the specifications and test parameters as contained in the mutually agreed upon ECR and CDR as signed by both parties in the course of development of the Product and will be free from defects in material and workmanship under normal use and service for a period of one (1) year from the date of shipment to Customer. LSI's obligations under this Limited Warranty are limited to replacing or repairing or giving credit for, at LSI's election, at its factory, any of the Products which shall, within one (1) year after shipment, be returned to LSI, transportation charges prepaid, and which are, after examination, disclosed to the satisfaction of LSI to be defective. Any Product which has either been repaired or replaced by LSI under the terms of the warranty provision of this agreement shall have warranty coverage for the remaining period of time of the originally shipped Product.

     10.2 Exclusions. This Limited Warranty does not apply to die or any other Products which are not finished and fully encapsulated, or to Products which have been repaired or altered except by LSI or which shall have been subjected to misuse, negligence, or accident. PRODUCTS WHICH ARE NOT FINISHED AND FULLY ENCAPSULATED ARE SOLD STRICTLY "AS IS".

     10.3 Disclaimer. EXCEPT FOR THE LIMITED WARRANTY STATED IN SECTION 10.1, ABOVE, ALL WARRANTIES, EXPRESS, STATUTORY OR IMPLIED, WITH RESPECT TO
ANY PRODUCT OR OTHER ITEMS DELIVERED HEREUNDER, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE,
ARE HEREBY DISCLAIMED.  THE REMEDIES SET FORTH IN THIS SECTION 10 ARE

299
                                        7

EXCLUSIVE.  NO COURSE OF DEALING AND NO PRODUCT DESCRIPTION OR
SPECIFICATION SHALL BE DEEMED A WARRANTY WITH RESPECT TO ANY GOODS OR INFORMATION DELIVERABLE BY LSI. NO INDIVIDUAL IS AUTHORIZED TO GIVE ANY OTHER WARRANTY ON BEHALF OF LSI.

11  CONFIDENTIAL INFORMATION

     11.1 Each party acknowledges that materials received from the other party may be considered confidential and proprietary ("Confidential Information"). Each party agrees to maintain in confidence such Confidential Information which, if disclosed by the other party in writing, is identified and marked as confidential (or with words of similar import) at the time of its disclosure (or which, if disclosed verbally, is designated confidential at the time of disclosure and is summarized and identified as confidential in a writing delivered to the receiving party on or before thirty (30) days after the disclosure). Neither party shall disclose the other party's Confidential Information to any other person or organization without the prior written consent of the other party nor use such information for purposes other than performance under this Agreement. Without limiting the foregoing, each party shall protect such information from disclosure to others with at least the same degree of care as such party exercises to protect its own information of similar type and importance. The obligations of confidentiality and protection required by this section shall survive the expiration, termination or cancellation of this Agreement for a period of five (5) years, except that LSI's obligations with respect to Customer Confidential Information embodied in the Customer Design and any customized ASIC netlist, database, test vectors, or tooling generated exclusively for a customized Product in the course of development shall survive the expiration, termination or cancellation of this Agreement for a period of twenty (20) years. Under no circumstances will the 20 year protection provision be construed to apply to any pre-existing LSI information. The obligation of confidentiality shall not apply or shall cease to apply to any information that;

     (a)  was known to the receiving party prior to its receipt hereunder;

     (b)  is or becomes publicly available without breach of this Agreement;

     (c) becomes known to the receiving party from a source other than the disclosing party without breach of an obligation of confidentiality;

     (d) is disclosed by the disclosing party to another without an obligation of confidentiality; or

     (e) is developed independently by employees of the receiving party not having access to such information.

     11.2 Either Party may disclose Confidential Information of the other pursuant to court order on the condition that the originally disclosing party is given a reasonable opportunity to object to such disclosure requirement to the extent practicable or to obtain a protective order and the receiving party limits its disclosure to the greatest extent reasonably practicable under the circumstances. In addition, a receiving party may disclose the existence and content of this Agreement as it reasonably determines to be required by applicable state and federal laws and regulations, including those pertaining to securities, provided that such party notifies the other party and makes reasonable efforts to obtain confidential treatment if available.


299
                                        8

     11.3 LSI agrees that the contents of this Agreement (including any of the schedules and exhibits hereto) and the contents of any purchase order issued by Customer pursuant to this Agreement (including the Terms of Sale or any successor agreement thereto) shall be deemed the Customer's Confidential Information provided it is marked as set forth in Article 11.1. Customer agrees that prior to disclosing the existence or contents of this Agreement or such purchase orders to any third party to consult with LSI concerning the nature and content of the disclosure.

12   FORCE MAJEURE

     Neither Party shall have any liability for delays or failures in performance of any obligation hereunder that are caused by any act or occurrence that is beyond the reasonable control of such party, including but not limited to fire, flood, earthquake or other natural disaster, shortages of materials, labor disputes, war or civil disturbance, disruption of normal production, yield failures, or interruption of transportation facilities. In any such event such party's performance shall be excused for the time that any such event continues to occur.

13   EXPORT CONTROL

     Customer shall be responsible for ensuring that it complies with all laws and regulations of the United States Government relating to the export from the United States of technical information or technical data or products made using technical information or technical data or Products received from LSI.

14   EXCLUSION OF CERTAIN DAMAGES

     IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INDIRECT, PUNITIVE, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS), CAUSED BY ANY BREACH BY LSI OF ITS OBLIGATIONS ARISING OUT OF OR RELATING TO THIS AGREEMENT, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT OR IN TORT (INCLUDING NEGLIGENCE), EVEN IF LSI HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THIS LIMITATION IS A MATERIAL CONDITION TO LSI ENTERING INTO THIS AGREEMENT, WITHOUT WHICH LSI WOULD BE UNWILLING TO SELL THE GOODS OR SERVICES COVERED HEREUNDER WITHOUT INCREASING THEIR PRICE.

15  LIFE SUPPORT; COMMERCIAL AVIATION

     Products sold by LSI that are to be used in any equipment or application that may reasonably be expected to perform a life support function or that are to be used in commercial aviation equipment may require special treatment by LSI. Accordingly, prior to commencement by Customer of any design



299
                                        9
activity with respect to a Product intended for use in any medical life support or commercial aviation application, Customer shall give written notice of such intent to LSI. Failure by Customer to provide such prior written notice is a material breach of this Agreement.

16  GENERAL

     16.1 Assignment. Except for LSI's right to payment accruing hereunder, neither party shall assign any of its rights or privileges hereunder without the prior written consent of the other party other than to a successor in ownership of all or substantially all of the assets of the assigning party, which successor expressly assumes in writing the assignor's obligations hereunder.

     16.2 Controlling Law. This Agreement shall be construed and interpreted in accordance with the law of the State of California (except its choice of law rules) as though made by two parties residing in California so as to be fully performed within that State.

     16.3 Waiver. No failure or delay on the part of either party in the exercise of any right or privilege hereunder shall operate as a waiver thereof or of the exercise of any right or privilege hereunder, nor shall any single or partial exercise of any such right or privilege preclude other or further exercise thereof or of any other right or privilege.

     16.4 Notice. Any notice or claim provided for herein shall be in writing and shall be given (I) by personal delivery, effective upon delivery, (ii) by certified mail, return receipt requested, postage prepaid, addressed to the address first stated above for the recipient, effective one (1) business day after proper deposit in the mail, or (iii) by facsimile directed to the facsimile number first indicated above for the recipient, but only if accompanied by mailing of a copy in accordance with (ii) above, effective as of the date of facsimile transmission.

     16.5 Severability; Several Rights and Obligations. If any provision of this Agreement is held to be ineffective, unenforceable or illegal for any reason, such decision shall not effect the validity or enforcement of any or all of the remaining portions thereof. If more than one Product is covered under this Agreement, then the rights and obligations of the parties as to each such Product shall be several and independent from those as to any other Product.

     16.6 Other Rights. Nothing contained in this Agreement shall be construed as conferring by implication, estoppel or otherwise upon either party or any third party any license or other right except, solely as to the parties hereto, the rights expressly granted hereunder.

     16.7 Publicity. All publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated by and between the parties. Neither of the parties shall act unilaterally in this regard without the prior written approval of the other party; however, this approval shall not be unreasonably withheld.

299
                                       10

     16.8 Titles. Any titles included herein are for convenience only and are not to be used in the interpretation of this Agreement.

     16.9 Exhibits. The following Exhibits are attached hereto and incorporated herein by this reference:

    Exhibit A  -  Description of Products
    Exhibit B  -  Statement of Work
    Exhibit C  -  Pricing and Payment Schedule

     The following Addenda described and initialed below are attached hereto and incorporated herein by this reference:

___/___ Addendum __  - ____________________________
___/___ Addendum __  - ____________________________
___/___ Addendum __  - ____________________________

     16.10 Integration; Modification. This Agreement together with the Exhibits and Addenda hereto, embodies the final, complete and exclusive statement of the terms of their agreement with respect to the subject matter hereof and supersedes any prior or contemporaneous representations, descriptions, courses of dealing or agreements as to such subject matter; PROVIDED, however, that nothing herein shall supersede or affect any design tool license agreement between the parties. No amendment or modification of this Agreement or any Exhibit hereto shall be valid or binding upon the parties unless in writing and signed by an officer of each party, and NO LSI EMPLOYEE OR REPRESENTATIVE HAS ANY AUTHORITY OTHERWISE TO BIND LSI TO ANY OBLIGATION OR LIABILITY NOT EXPRESSLY STATED HEREIN.

     16.11 Limitation on Damages. CUSTOMER MAY NOT RECOVER DAMAGES FROM LSI LOGIC IN CONNECTION WITH ANY "CLAIM" WITH RESPECT TO A PRODUCT IN AN AMOUNT IN EXCESS OF THE GREATER OF ( I) $150,000.00 or (ii) TEN PERCENT (10%) OF THE AGGREGATE CONSIDERATION PAID BY CUSTOMER TO LSI WITH RESPECT TO THE PRODUCT OVER THE TWELVE (12) MONTH PERIOD PRECEDING ACCRUAL OF THE CLAIM. As used herein, "CLAIM" shall mean one or more claims or causes of action (in contract or in tort) arising out of any breach, or related breaches, of this Agreement (or arising out of any act or omission, or related series of acts or omissions, by LSI or its suppliers or contractors occurring in connection with this Agreement. However, the foregoing liability limitation shall not apply to any claims for intellectual property infringement for Prototypes and preproduction units under
Article 9. Moreover, the parties agree that this provision shall not be construed to limit liability: a) for intellectual property infringement by production units; or b) arising out of the sale of Products under a production sales contract. The parties agree to negotiate whether and to what extent intellectual property and general liability will be limited for production units and/or under a production sales contract.

299
                                       11

     16.12 Arbitration. Any dispute relating to the enforceability, interpretation of performance of this Agreement (other than claims for which injunctive relief is sought), or relating to the parties' relationship or any transactions between them arising out of this Agreement, shall be resolved at the request of either party through binding arbitration; provided, however, that it shall not be deemed a waiver of the right to arbitrate for a party to seek, nor shall this Agreement be interpreted to preclude a party from seeking, in a court of competent jurisdiction, temporary or preliminary injunctive relief pending entry of judgment on any arbitration award, or other appropriate prejudgment relief. Any discovery shall be conducted in accordance with the Federal Rules of Civil Procedure. Except as otherwise expressly provided herein, arbitration shall be conducted in accordance with the Commercial Rules of the American Arbitration Association. The arbitrator(s) shall be (an) individual(s) with substantial experience in legal issues relating to high technology electronics. Judgment upon award by the arbitrator may be entered by any state or federal court having jurisdiction.

     16.13 Relationship of the Parties. The relationship of the parties hereto is that of independent contractors. Neither party, nor its agents or employees shall be deemed to be the agent, employee, joint venturer, partner or fiduciary of the other party. Neither party shall have the right to bind the other party, transact any business in the other party's name or on its behalf or incur any liability for or on behalf of the other party.

17  GOVERNMENT PROCUREMENTS

     If this Agreement is entered into as a first tier or lower tier subcontract under a U.S. Government prime contract, Customer warrants, represents and agrees that no "technical data" (as defined at DoD FAR Supp. 252.227-7013) deliverable to Customer under this Agreement is deliverable (or will be delivered) by the Customer to the U.S. Government or any other third party.

IN WITNESS HEREOF the parties have caused this Agreement to be signed by their duly authorized representatives.

LSI LOGIC CORPORATION                         INTERDIGITAL COMMUNICATIONS
                                              CORPORATION


BY: /s/ Ronald Kahli                          BY: /s/ Dr. Gary Lomp
   ----------------------------                  ----------------------------
   Ronald Kahli                                  Dr. Gary Lomp

TITLE:                                        TITLE: General Manager
     -------------------------                     -------------------------




299
                                       12